Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Castle Group, Inc. (the “Registrant”) on Form 10-KSB for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Rick Wall, CEO and Michael S. Nitta, Principal Accounting Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	September 17, 2007	By:	/s/Rick Wall
Rick Wall, Chief Executive Officer and Director

Date:	September 17, 2007	By:	/s/Michael S. Nitta
Michael S. Nitta, Principal Accounting Officer